Exhibit 31.5

Certification

I, Robert R. Bishop, the principal executive officer of Silicon Graphics, Inc., certify that:

(1)  I have reviewed this Annual Report on Form 10-K/A of Silicon Graphics, Inc.

(2)  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Robert R. Bishop
Robert R. Bishop
Chairman and Chief Executive Officer

Dated:  February 26, 2004